AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	33-0430755
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

500 Dallas Street, Suite 700
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Plains Exploration & Production Company 2002 Stock Incentive Plan

(Full title of the plan)

Timothy T. Stephens

Executive Vice President of Administration, Secretary and General Counsel

Plains Exploration & Production Company

500 Dallas Street, Suite 700

Houston, Texas 77002

(713) 739-6700

(Name and address, including zip code, and

telephone number of agent for service)

Copy to:

Michael E. Dillard, P.C.

Julien R. Smythe

Akin Gump Strauss Hauer & Feld LLP

1900 Pennzoil Place—South Tower

711 Louisiana Street

Houston, Texas 77002

(713) 220-5800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 (“Common Stock”)	1,000,000	$11.88	$11,880,000	$961.09

(1)	Issuable upon the exercise of options or awards available for grant under the Plains Exploration & Production Company 2002 Stock Incentive Plan, as amended from time to time. The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement includes a combined prospectus that relates to both this registration statement and the Registration Statement on Form S-8 (File No. 333-102627), filed with the SEC on January 21, 2003.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of the Registrant on August 12, 2003 as reported on the New York Stock Exchange.

Incorporation of Documents by Reference

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed and became effective with the Securities and Exchange Commission (“SEC”) on January 21, 2003. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-102627), filed with the SEC on January 21, 2003, related to the 2002 Stock Incentive Plan, including any amendments to such registration statement, are incorporated herein by reference with respect to the information required pursuant to this Registration Statement on Form S-8.

First Amendment to the Plains Exploration & Production Company 2002 Stock Incentive Plan

The First Amendment to the Plains Exploration & Production Company 2002 Stock Incentive Plan (the “Plan”) was approved by the registrant’s stockholders on June 3, 2003. The amendment increased the number of shares of Common Stock available for issuance pursuant to awards made under the Plan from 500,000 to 1,500,000.

Incorporation of Documents by Reference

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof until our offering is completed:

1.	Our Annual Report on Form 10-K (File No. 001-31470) for the year ended December 31, 2002, filed on March 27, 2003, as amended by Amendment No. 1 thereto filed on April 30, 2003;

2.	Our Registration Statement on Form S-4 dated May 1, 2003 (File No. 333-103149);

3.	Our Quarterly Report on Form 10-Q (File No. 001-31470) for the quarter ended March 31, 2003, filed on May 14, 2003 (as amended by our Form 10-Q/A filed on August 14, 2003);

4.	Our Quarterly Report on Form 10-Q (File No. 001-31470) for the quarter ended June 30, 2003, filed on August 14, 2003; and

5.	The following Current Reports filed since January 1, 2003:

•	Form 8-K (File No. 001-31470) filed on February 3, 2003;
•	Form 8-K (File No. 001-31470) filed on February 20, 2003;
•	Form 8-K (File No. 001-31470) filed on February 21, 2003;
•	Form 8-K (File No. 001-31470) filed on May 14, 2003;
•	Form 8-K (File No. 001-31470) filed on May 15, 2003;
•	Form 8-K (File No. 001-31470) filed on June 19, 2003;
•	Form 8-K (File No. 001-31470) filed on July 1, 2003; and
•	Form 8-K (File No. 001-31470) filed on August 7, 2003.

Exhibits

See Index to Exhibits, attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 14, 2003.

Plains Exploration & Production Company

By:	/s/ James C. Flores
James C. Flores Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and Timothy T. Stephens, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated below on August 14, 2003.

Signature	Title

/s/ James C. Flores	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
James C. Flores

/s/ Stephen A. Thorington	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen A. Thorington

/s/ Cynthia A. Feeback	Senior Vice President—Accounting & Treasurer (Controller or Principal Accounting Officer)
Cynthia A. Feeback

/s/ Alan R. Buckwalter, III	Director
Alan R. Buckwalter, III

Signature	Title

/s/ Jerry L. Dees	Director
Jerry L. Dees

/s/ Tom H. Delimitros	Director
Tom H. Delimitros

/s/ John H. Lollar	Director
John H. Lollar

/s/ Robert L. Zorich	Director
Robert L. Zorich

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.19 to the Company’s 2002 Form 10-K (File No. 001-31470) filed on March 27, 2003).

4.2	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company’s 2002 Form 10-K (File No. 001-31470) filed on March 27, 2003).

4.3	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.33 to the Company’s 2002 Form 10-K (File No. 001-31470) filed on March 27, 2003).

4.4	Amendment No. 1 to the Plains Exploration & Production Company 2002 Stock Incentive (incorporated by reference to Exhibit 10.32 to the Company’s Amendment No. 1 to Form S-4 (File No. 333-103149) filed on March 27, 2003).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of Ryder Scott Company.

23.6*	Consent of H.J. Gruy & Associates, Inc.

24.1*	Power of Attorney (included on the signature page of this registration statement).

* filed herewith